UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2022

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Standard BioTools Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2022, Standard BioTools Inc. (the “Company”) issued a press release reporting its financial results for the second fiscal quarter of 2022. A copy of the press release is furnished herewith as Exhibit 99.1.

The foregoing information in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 8, 2022, Standard BioTools Inc., (the “Company”) announced a restructuring plan, including a reduction in force. In addition to the reduction in force, the Company will also seek to reduce leased office space and other operating expenses. The purpose of the restructuring plan is to improve operational efficiency and operating costs and better align the Company’s workforce with the current needs of its business.

The Company currently expects cash expenses related to the reduction in force, consisting primarily of severance and termination benefits and related costs, to be in the range of $3 million to $5 million. At this time, the Company is not able, in good faith, to make a determination of the estimated amount or range of amounts to be incurred for every major type of restructuring cost, including the leased office space reduction charges. The Company will file an amendment to this report upon the determination of such amounts. The Company expects to recognize the restructuring costs over the next four quarters. These estimates are subject to a number of assumptions, and actual results may differ.

This Item 2.05 contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected costs associated with restructuring plan and expected reductions of operating expenses. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s restructuring costs may be greater than anticipated and the workforce and operating expense reductions may have an adverse impact on the Company’s sales and development activities. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and its other filings filed from time to time with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statement, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Standard BioTools Inc. Press Release dated August 8, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard BioTools Inc.

Date: August 8, 2022	By:	/s/ Vikram Jog
Vikram Jog
Chief Financial Officer